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 THIS  PRIVATE  PLACEMENT  SUBSCRIPTION  AGREEMENT  RELATES  TO AN  OFFERING  OF
 SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

 NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN
 ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT



                                  CONFIDENTIAL
                AMENDED PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
             (Subscribers Resident in British Columbia or Overseas)



          TO: Netco Investments Inc. (the "Company")
              Suite 206-388 Drake Street
              Vancouver, British Columbia Canada V6B 6A8


                                Purchase of Units

l.   Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase (1,250 units at a price per unit of USS1.00 (the "Units") (such subscription and agreement to purchase being the "Subscription"), for an aggregate purchase price of US$ 1,250 (the "Subscription Proceeds").

1.2 Each Unit will consist of one common share in the capital of the Company (a "Share") and one non-transferable share purchase warrant (a "Warrant") entitling the holder thereof to purchase one additional common share of the Company (a "Warrant Share"), as presently constituted, for a period of one year from the date of issue of the Warrant at a price of US$1.50 per Warrant Share (the Shares, the Warrants, and the Warrant Shares herein are collectively referred to as the "Securities").

1.3 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Units to the Subscriber.

1.4 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of Units contemplated hereby is part of a private placement offering Units under Regulation S and a parallel private placement offering under Regulation D, Rule 506 of the 1933 Act having an aggregate subscription level of up to two million US dollars (US$2,000,000) (the "Offering"). The Offering is not subject to any minimum aggregate subscription level.

2.   Payment

2.1 The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a Canadian chartered bank, or a bank in the United States reasonably acceptable to

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    the Company,  and made payable and delivered to the Company.  Alternatively, the Subscription Proceeds may be wired to the Company pursuant to wiring instructions that will be provided to the Subscriber upon request.

2.2 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 90 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription agreement.

2.3 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Units have been issued to the Subscriber.

3.   Documents Required from Subscriber

3.1  The subscriber must complete, sign and return to the Company.

     (a)  an executed copy of this Subscription Agreement; and

     (b) if the Subscriber is an "Accredited Investor", as that term is defined in National Instrument 45 106, an Accredited Investor Questionnaire in the form attached as Exhibit A (the "Questionnaire").

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board and applicable law.

4.   Closing

4.1 Closing of the offering of the Securities (the "Closing") shall occur on or before September 30, 2006, or on such other date as may be determined by the Company (the "Closing Date").

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, prior to raising the total amount of US$2 million, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Units to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.


5.   Acknowledgements of Subscriber


5.1  The Subscriber acknowledges and agrees that:

(a) none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b) the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register, of the Securities under the 1933 Act;

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(c)  by completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber is an "Accredited Investor", as the term is defined in National Instrument 45-106 adopted by the British Columbia Securities Commission;

(d) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information which has been filed by the Company with the United States Securities and Exchange Commission, the British Columbia Securities Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(e) if the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

(f) the Subscriber acknowledges having received and reviewed certain materials concerning the Company;

(g) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(h)  there is no government or other insurance covering the Securities;

(i) then are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record and the risk factors as detailed in Exhibit B, and the Subscriber acknowledges such risks by signing the Risk Acknowledgement attached as Exhibit C;

(j) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities

(k) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(l) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Units; provided, however, that the Subscriber may sell or otherwise dispose of any of the Units pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(m) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(n) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at

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     its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(o) the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(p)  the Securities will become listed on the OTC Bulletin Board;

(q) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Units under the B.C. Act and National lnstrument 45-102 adopted by the British Columbia Securities Commission;

(r) the Company will refuse to register any transfer of the Units not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(s) the statutory and regulatory basis for the exemption claimed for the offer Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(t) the Subscriber (or others for whom it is contracting hereunder) has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and applicable tax considerations, and it (or others for whom it is contracting under) is solely responsible (and the Company is not in any way responsible) for compliance with:

     (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder;

     (ii) applicable resale restrictions; and

     (iii) applicable tax legislation;

(u) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.


6.   Representations, Warranties and Covenants of the Subscriber

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and

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     all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber)

(b) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d) if the Subscriber is resident in British Columbia and is not an Accredited Investor, the Subscriber is (check one or more of the following boxes):

     (A)  a director, officer, employee or control person of the Company [ ]

     (B) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company [ ]

     (C) a close, personal friend of a director, senior officer or control person of the Company [ ]

     (D) a close business associate of a director, senior officer or control person of the Company [ ]

(e) if the Subscriber has checked one or more of boxes B, C or D in paragraph 6.1(d) above, the director(s), senior officer(s), or control person(s) of the Company with whom the Subscriber has the relationship is

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

     (Fill in the name of each director, senior officer and control person which you have the above-mentioned relationship with).

(f)  the Subscriber is not a U.S. Person;

(g) the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(h) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

(i) the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

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(j)  the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U. S. Persons;

(k) the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Subscriber's own account (except for the circumstances outlined in paragraph 6.1(n)), for investment purposes only, and not with a view to or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person as a direct or indirect beneficial interest in such Securities;

(l) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(m)  the Subscriber (i) is able to fend for him/her/itself in the Subscription;
     (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(n) if the Subscriber is acquiring the securities as a fiduciary or agent for one or more investor accounts

     (i) the Subscriber has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

     (ii) the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined National Instrument 45-106 adopted by the British Columbia Securities Commission;

(o) the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(p)  the Subscriber is not aware of any advertisement of any of the Securities;
     and

(q)  no person has made to the Subscriber any written or oral representations:

     (i)  that any person will resell or repurchase any of the Securities;

     (ii) that any person will refund the purchase price of any of the Securities;

     (iii) as to the future price or value of any of the Securities; or

     (iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation

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          system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

7. Acknowledgement and Waiver

               The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.


8.   Resale Restrictions and Legends - All Securities

8.1 The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:


        THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAYBE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCES WITH APPLICABLE STATE SECURITIES LAWS, IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES UNTIL THE EXPIRATION OF 12 MONTHS AFTER ACCEPTANCE OF THIS SUBSCRIPTION BY THE COMPANY."

8.2 The Subscriber hereby acknowledges and agrees to the company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9.   Cost

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by tine Subscriber.

10.  Government Law

             This Subscription Agreement is governed by, interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal law of Canada applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

11.  Survival

            This  Subscription  Agreement,   including  without  limitation  the
representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

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12.  Assignment

This Subscription Agreement is not transferable or assignable.

13.  Severability

     The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit nit the validity or enforceability of the remaining provisions of this Subscription Agreement

14.  Entire Agreement

                  Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other document contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the securities and supersedes all prior agreements, understandings, negotiations and discussions. There are no other terms, conditions, agreements, representations or warranties, whether expressed or implied, oral or written, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Subscription Agreement.

15.  Obtaining Regulatory Approval

                  Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Company having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Company considers necessary.

16.  Notices

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions. Notices to the Subscriber shall be directed to the address pursuant to clause 18 and notices to the Company shall be directed to NetCo Investments Inc., Suite 206, 388 Drake Street, Vancouver, British Columbia, Canada V6B 6A8, Facsimile number, (604) 6482091.

17.  Execution By Facsimile and Counterparts

                  The Company may rely on delivery by fax machine of an executed copy of this subscription and acceptance by the Company of such faxed copy will be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms of the Subscription Agreement. This Subscription Agreement including Exhibit A may be executed in any number of counterparts (including counterparts by facsimile; and all such counterparts taken together will be deemed to constitute one and the same document.

18.  Delivery Instructions

             The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.


18.1 The Susbscriber hereby directs the Company to deliver the Share Certificate to: (name)

     _Shih Kai Cheng_______________________________
     (name)

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     _103 E 42nd Ave, Vancouver, BC V5W 1S5_______
     (address)

     _____(604) 324-8722___________________________
      (telephone number)


18.2 The Subscriber hereby directs the Company to cause the Units to be registered on the books of the Company as follows:


     _Shih Kai Cheng_______________________________
      (name to appear on certificate)


     ______________________________________________
        (account reference, if applicable)


     _103 E 42nd Ave, Vancouver, BC V5W 1S5_______
     (address)

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IN WITNESS WHEREOF the Subscriber has duly executed this Subscription  Agreement as of the date of acceptance by the Company.

                      _____/s/ Shih Kai Cheng___________________________________
                           Signature of Individual (if Subscriber is individual)

                      __________________________________________________________
                      Authorized  signatory (if Subscriber is not an individual)


                      _Shih Kai Cheng___________________________________________
                      Name of Subscriber (please print)

                      __________________________________________________________
                      Name of authorized signatory (please print)


                      _103 E 42nd Ave, Vancouver, BC V5W 1S5____________________
                      Address of Purchaser

                      __(604)324-8722_____jcheng@telus.net______________________
                       Telephone number and email address


___/s/________________________
Signature of witness

__Pui Woh Lo__________________
Name of witness (please print)

__206-388 Drake Street, Vancouver, BC___
Address of witness


ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by NetCo Investments Inc.

DATED at Vancouver, the 19th day of May, 2006

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NetCo Investments Inc.

/s/_____________________
Authorized Signatory

                                    EXHIBIT A

                           NATIONAL INSTRUMENT 45-106

                        ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this questionnaire is to assure NetCo Investments Inc., that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 ("NI 45-106"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission, in respect of the proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

l. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

     []   a) a Canadian financial institution, or a Schedule III bank;

     [] b) the Business Development Bank of Canada incorporated under the Business ,Development Bank of Canada Act (Canada);

     [] (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     [] (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under cane or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

     [] (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)

     [] (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

     [] (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec;

     [] (h) a national, federal, state, provincial, territorial or municipal government of or in any foreign Jurisdiction, or any agency of that government;

     [] (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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     [X]  (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

     [] (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     [] (1) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

     [] (m) a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

     [] (n) an investment fund that distributes or has distributed its securities only to

          (i) a person that is or was an accredited investor at the time of the distribution;

          (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds]; or

          (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment];

     [] (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

     [] (p) a trust company or trust corporation registered or authorized to carry on business larder the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     [] (q) a person acting on behalf of a fully managed account managed by that person, if that person

          (i) is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

          (ii) in Ontario, is purchasing a security that is not a security of ate investment fund;

     [] (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     [] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph
          (i) in form and function;

     [] (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

     [] (u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an adviser; or

     [] (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario or Quebec, the regulator as

          (i)  an accredited investor; or

          (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force


The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Units under relevant legislation.



                 IN  WITNESS   WHEREOF,   the   undersigned  has  executed  this
Questionnaire as of the __19th__ day of _May__ 2006.


If a Corporation, Partnership or Other Entity:              If an Individual:


_____________________________________________               ___/s/____________
Print or Type Name of  Entry                                Signature



____________________________________________                __Shih Kai Cheng__
Signature of Authorized Signatory                           Print or Type Name


___________________________________________
Type of Entity

                                    EXHIBIT B
                                  RISK FACTORS

 The Securities of Netco Investments Inc. (the "Company") involve a high degree of risk and should be regarded as speculative. In addition to matters set forth elsewhere, potential subscribers should carefully consider the risk factors described bellow relating to the business of the Company and the Offering.

 Our securities are speculative.

The purchase of the Units is highly speculative. You should buy them only if you are able to bear the risk of the entire loss of your investment and have no need for immediate liquidity in your investment. An investment in the Units should not constitute a major portion of your portfolio. You should consult your own independent advisors as to the tax, business and legal considerations regarding an investment in our securities.

           The Company has a limited operating history and has incurred losses since its Inception March 15, 2000, expects losses to continue for the foreseeable future, and could fail before implementing its business plan.

The Company is in the extreme early stages of development and could fail before implementing its business plan. It is a start up venture that will incur net losses for the foreseeable future. In its Independent Auditor's Report, the Company's accountants state that the Company's failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. The Company will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future. We have experienced losses in the majority of the fiscal periods since inception. Our accumulated deficit was $112,114.00 as at December 31, 2005. There is no assurance that we will be able to achieve and maintain profitable operations.

The potential imposition of a sales tax on the sale of goods and services over the Internet may substantially impair the Company's opportunity to derive financial benefit from the sales of its products.

There is currently no Federal Sales Tax on Internet transactions in the USA. However, it is the Company's understanding that there are agencies working on the Streamline Sales Tax Project to consider ways of taxing Internet sales, especially mail-order sales. In the event a sales tax is imposed, this could impact on the Company's sales and their ability t( generate profit from sales over the Internet.

The Company will need additional financing which may not be available, or which may dilute the ownership interests of investors.

The Company's ultimate success will depend on its ability to raise additional capital. The Company is proposing to raise US$2 million at $1.00 per Unit by way of private placement through a parallel Regulation S and Rule 506 of Regulation T, under the Securities Act of 1933, as amended. If the Company fails to raise funds, it will be unable to implement its business plan and the Company will likely fail. The Company may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. The Company may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.

Purchasers must rely on Mr. Jackson's abilities for all decisions as he will control the majority of the stock after the offering. The Company has no employment agreement with Mr. Jackson His leaving would hinder the Company's ability to operate thereby decreasing the value of the business.

Mr. Jackson is serving as the Company's sole officer and director and the Company will be heavily dependent upon Mr. Jackson's entrepreneurial skills and experience to implement its business plan. Moreover, the Company does not have an employment agreement with Mr. Jackson and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has the Company obtained a key man life insurance policy on Mr. Jackson. The Company could lose :he services of Mr. Jackson, or Mr. Jackson could decide to join a competitor or otherwise compete directly or indirectly with the Company, which would have a significant adverse effect on its business and could cause the price if its stock to be worthless. The services of Mr. Jackson would be difficult to replace.

           The offering price by the Units in this offering was arbitrarily determined and is not an indication of the true value of the stock.

The offering price of Units under this private placement has been arbitrarily determined by the Company based upon what it believes purchasers of such speculative issues would be willing to pay for the stock and bears no basis in relation to assets, book value or any other established criteria of value. These Units will be subject to restrictions overeating Regulation 144. The offering price may not reflect the market price of our shares after the offering. No assurance can be given that the Units will have a market value or that they can be resold at this price if and when an active secondary market might exist. The price bears no relationship to earnings, book value or other valuation criteria.

Ryerson A. V. V., will control the majority of the stock after the offering, and could direct business decisions that may benefit itself to the detriment of minority shareholders.

As the majority shareholder of the Company, Ryerson A.V.V. and Mr Jackson will have the ability to control the election of directors and officers of the Company, and thus direct corporate decisions. Such decisions way include raising additional capital acquiring assets or engaging in a business combination transaction. While such corporate actions may implicitly increase the value of the Company, resulting in an increase in the value of Ryerson's shareholdings, minority shareholders may not personally recognize an increase in the value of their stock. For example, the Company may decide to raise additional capital at a higher value than the current offering. While the Company may be ale to conduct an offering at a higher value, it may not support enough volume to permit a shareholder to liquidate shares at a profit. Similarly, an asset purchase or business combination transaction could result in any consideration being paid either to the Company or a significant shareholder such as Ryerson A.V.V., and minority shareholders would simply continue to own shares in the resulting business. Any asset acquisition or business combination would also likely include the issuance of a significant amount of the Company's common stock, which would dilute the ownership interest of holders of existing shares of the Company's common stock. Depending on the nature of the transaction, the Company's stockholders may not have an opportunity to vote on whether to approve it. The Company's management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in the Company.

Acquisition of Syntec Biofuel Inc's Assets

The Company entered into an acquisition agreement on April 7th 2006 to acquire all the assets (*including patents relating to a catalyst to convert Syngas into Ethanol) from Syntec Biofuel Inc subject to the Companies shareholder's approval. Was cannot guarantee that the shareholders will approve the acquisition.

Commercialization of the Syntec Catalyst.

The Company cannot guarantee that it will be successful in commercializing the Syntec Catalyst which would substantially reduce time value of the shares

The SEC could subject the Company to an enforcement inquiry or a shareholders', suit, which would cripple the Company and render shareholders' investments worthless.

If the SEC may concludes that the Company never intended to implement the vitamin distribution business plan they could institute an enforcement inquiry. Such an action would effectively put the Company out of business due to its thin capitalization. Investors would likely lose their entire investments.


No market may develop for the Company's common stock and Investors may be unable to sell their shares.

There is no public market for the Company's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate their investment without considerable delay, if at all. The trading market price of the Company's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for the Company's common stock may not develop or be sustained. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the Company's common stock the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the Company's stock.

Investors may face significant limitations on the resale of the Company's stock due to federal penny stock regulations

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g- 1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because the Company's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to the Company and its securities. The rules may further affect the ability of owners of the Company's shares to se11 their securities in any market that may develop for them. There may be a limited market for penny stocks, Broker-dealers are required to make a special suitability determination for purchasers who are not established customers or accredited investors, and receive the purchaser's written agreement to the transaction prior to the sale. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit the seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

                                    Exhibit C
                                  Form 45-106F4



                              Risk Acknowledgement


o    I acknowledge that this is a risky investment.

o    I am investing at my own risk.

o No Securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

o That person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me. [Instruction: Delete if sold by registrant]

o    I will not be able to sell these securities for 4 months. [Instruction:
     Delete if issuer is not reporting or if the purchaser is a Manitoba resident]

o    I could lose all the money I invest

I am investing __$1,200.00__ [total consideration] in total; this includes any amount I am obliged to pay in future. __Netco Investments Inc.___ [name of the issuer] will pay ___$ 0___ [amount of fee or commission] of this to ___N/A___ [name of person selling the securities] as a fee or commission.


I acknowledge that this is a risky investment and that I could lose all the money I invest.

_______March 19, 2006_______               ___/s/ Shih Kai Cheng______
Date                                       Signature of Purchaser

                                           ___Shih Kai Cheng__________
                                              Print name of Purchaser


Sign 2 copies of this document. Keep one copy for your records.

You have 2 business days to cancel your purchase

To do so, send a notice to NETCO INVESTMENTS INC. stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to NETCO INVESTMENTS INC. at its business address. Keep a copy of the notice for your records.


Issuer Name and Address:


NETCO INVESTMENTS INC.
Suite 206 - 388 Drake Street, Vancouver, British Columbia, Canada V6B 6A8
Tel: (604) 618-2090  Fax (604) 648-2081   Email:


You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

o the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

o the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities


You will not receive advice [Instruction: Delete if sold by registrant]

You will not get professional advice about whether the investment is suitable for you, But you can still seek that advice from a registered adviser or investment dealer. In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Quebec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice. Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.


For more information or the exempt market, call your local securities regulatory authority.


British Columbia Securities Commission
701 West Georgia Street, P.O. Box 10142, Pacific Centre, Vancouver, B.C. V7Y 1L2

Telephone: 604-899-6500          Fax: 604-899-6608

Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.